UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2003

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)

110 Veterans Memorial Boulevard
Metairie, Louisiana 70005
(Address of principal executive offices) (Zip Code)

(504) 837-5880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

     On June 10, 2003, the Company issued the following press release.

CONTACT:	Martin de Laureal Stewart Enterprises, Inc. 110 Veterans Memorial Boulevard Metairie, Louisiana 70005 504/837-5880	FOR IMMEDIATE RELEASE

STEWART ENTERPRISES ANNOUNCES MANAGEMENT CHANGES

METAIRIE, LA, June 10, 2003 . . . Stewart Enterprises, Inc. (Nasdaq NMS: STEI) announced today that Brian J. Marlowe, Chief Operating Officer, has stepped down to pursue personal interests.

The Company also announced that William E. Rowe, the Company’s President and Chief Executive Officer, will assume responsibility for the day-to-day operations. Over the past three and a half years, Rowe has been focused on improving the Company’s credit profile, reducing the debt outstanding, increasing cash flow and selling the Company’s foreign assets. With that accomplished, he now has time to again involve himself in the business operations where he has spent most of his career. Further, he has been in the death care business for more than 38 years and held the COO position for five years prior to becoming CEO in 1999.

In making this announcement, Rowe said, “We fully appreciate Brian’s years of commitment and dedication to our company and wish him the best in his personal pursuits.”

Founded in 1910, Stewart Enterprises, Inc., is the third largest provider of products and services in the death care industry in the United States, currently owning and operating 301 funeral homes and 149 cemeteries.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.

June 10, 2003	/s/ Michael G. Hymel

Michael G. Hymel Vice President Corporate Controller Chief Accounting Officer